Exhibit 5

WHITE WHITE & VAN ETTEN PC

45 School Street

Boston, MA  02108

May 15, 2015

CPS Technologies Corp.

111 South Worcester Street

Norton, Massachusetts 02766

                Re:         Amended and Restated 2009 Stock Incentive Plan

Ladies and Gentlemen:

                We have assisted CPS Technologies Corp. (the “Company”), a Delaware corporation, in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with the registration of 1,500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, issuable under the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”), as that number may be adjusted from time to time pursuant to the provisions of the Plan.

                We have examined the Certificate of Incorporation of the Company (as amended to date), the By-Laws of the Company (as amended to date), the Plan, the Registration Statement, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company relating to the Registration Statement and Plan.

                In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.  We have further assumed that all information contained in all documents reviewed by us is true and complete and that each grant of an award pursuant to the Plan will be duly authorized.

                Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully-paid and nonassessable.

                This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.  Please note that we are opining as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is solely for your benefit in connection with the filing of the Registration Statement and may not be quoted or relied upon by any other person or used for any other purpose, without our prior written consent.

                We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the “Securities Act”).  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                                                                Very truly yours,

                                                                                                /s/ White White & Van Etten PC

                                                                                                WHITE WHITE & VAN ETTEN PC